THE DUNHAM FUNDS

SUB-ADVISORY AGREEMENT

     AGREEMENT made by and between DUNHAM & ASSOCIATES INVESTMENT COUNSEL, INC., a California corporation (the "Adviser"), and MERGANSER CAPITAL MANAGEMENT LP, a Massachusetts limited partnership (the "Sub-Adviser") (each a “Party,” and together, the “Parties”).

     WHEREAS, the Adviser and the Sub-Adviser are registered with the Securities and Exchange Commission (“SEC”) as investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and engage in the business of providing investment management services; and

     WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated September 23, 2004 (the "Advisory Agreement") with AdvisorOne Funds (the "Trust"), a Delaware business trust registered with the SEC as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), currently consisting of several separate series of shares (each a “Series”), each having its own investment objectives and policies and which is authorized to create more Series, and each of which may be issued in one or more classes; and

     WHEREAS, the Advisory Agreement permits the Adviser, subject to the supervision and direction of the Trust's Board of Trustees, to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS, the Adviser desires to retain Sub-Adviser to assist it in the provision of a continuous investment program for that portion of the assets of one or more of the Trust's Series listed on Exhibit A hereto (as the same may be amended from time to time by mutual written consent of the Parties)(each, a "Fund"; collectively, the “Funds”), which assets the Adviser may from time to time assign to the Sub-Adviser (the "Sub-Adviser Assets"), and the Sub-Adviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of mutual covenants recited below, the Parties agree and promise as follows:

     1.  Appointment as Sub-Adviser.  The Adviser hereby retains the Sub-Adviser to act as investment adviser for and to manage the Sub-Adviser Assets, subject to the supervision of the Adviser and the Board of Trustees of the Trust (“Board”) and subject to the terms of this Agreement; and the Sub-Adviser hereby accepts such employment.  In such capacity, the Sub-Adviser shall be responsible for the investment management of the Sub-Adviser Assets.  The Sub-Adviser agrees to exercise the same skill and care in performing its services under this Agreement as the Sub-Adviser exercises in performing similar services with respect to other fiduciary accounts for which the Sub-Adviser has investment responsibilities.

     2. Duties of Sub-Adviser.

          (a) Investments.  The Sub-Adviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of each Fund as set forth in such Fund's prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time and provided by the Adviser to the Sub-Adviser (collectively referred to as the "Prospectus") and subject to the directions of the Adviser and the Trust's Board of Trustees, as may be amended from time to time, as communicated in writing to the Sub-Adviser to purchase, hold and sell investments for the Sub-Adviser Assets and to monitor on a continuous basis the performance of the Sub-Adviser Assets.  In providing these services, the Sub-Adviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Sub-Adviser Assets.  The Adviser agrees to provide the Sub-Adviser information concerning a Fund, its assets available or to become available for investment, and generally as to the conditions of a Fund's or the Trust's affairs.

          (b) Compliance with Applicable Laws and Governing Documents.  In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall with respect to Sub-Adviser Assets, act in conformity with the Trust's Declaration of Trust and By-Laws, the Prospectus(es), and with the instructions and directions received in writing from the Adviser or the Board and will conform to and comply with the requirements of the 1940 Act, the Advisers Act, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations.  The Adviser will provide the Sub-Adviser with a copy of the minutes of the meetings of the Board to the extent they may affect a Fund or the duties of the Sub-Adviser, and with the copies of any financial statements or reports made by a Fund to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

The Adviser hereby agrees that it will cause the Trust to agree that no shares of any Fund whose assets consist at any time of Sub-Adviser Assets will be marketed or knowingly sold to any plan established or which is tax-exempt under Section 457 of the Code (Governmental Plans).

The Adviser will provide the Sub-Adviser with reasonable (30 days) advance notice, in writing, of any change in a Fund's investment objectives, policies and restrictions as stated in the Prospectus, and the Sub-Adviser shall, in the performance of its duties and obligations under this Agreement, manage the Sub-Adviser Assets consistent with such changes, provided the Sub-Adviser has received such prior notice of the effectiveness of such changes from the Trust or the Adviser.  In addition to such notice, the Adviser shall provide to the Sub-Adviser a copy of a modified Prospectus reflecting such changes.  The Sub-Adviser will be responsible for the accuracy of material information furnished in writing by the Sub-Adviser to the Trust, to the Fund or to the Adviser specifically for inclusion in the Prospectus.

The Sub-Adviser hereby agrees to provide to the Adviser in a timely manner, in writing, such information relating to the Sub-Adviser and its relationship to, and actions for, a Fund as may be required to be contained in the Prospectus or in the Trust's registration statement on Form N-1A, as the same may be amended from time to time (“Registration Statement”), to the extent such items are specifically requested by the Adviser.

The Adviser shall provide the Sub-Adviser with complete copies of each Registration Statement, application for exemptive relief, request for no-action relief or any order or response thereafter made with the SEC or the Internal  Revenue Service with respect to the Trust, Sub-Adviser Assets, or any Fund that has Sub-Adviser Assets, promptly after each filing or document is made or submitted.

          (c) Voting of Proxies.  The Sub-Adviser shall have the power to vote, either in person or by proxy, all securities in which the Sub-Adviser Assets may be invested from time to time, and shall not be required to seek instructions from the Adviser, the Trust or a Fund.  At the request of the Trust, the Sub-Adviser shall provide its recommendations as to the voting of such proxies.  If both the Sub-Adviser and another entity managing assets of a Fund have invested in the same security, the Sub-Adviser and such other entity will each have the power to vote those shares of such security over which it has investment discretion.  The Sub-Adviser agrees to provide such assistance as may be necessary or appropriate to enable the Adviser and the Trust to prepare and timely file with the SEC any required disclosures of Sub-Adviser’s proxy voting policies and procedures and Sub-Adviser’s voting record with respect to Sub-Adviser Assets.

          (d) Agent.  Subject to any other written instructions of the Adviser or the Trust, the Sub-Adviser is hereby appointed the Adviser's agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Sub-Adviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Sub-Adviser Assets, provided that the Sub-Adviser's actions in executing such documents shall comply with federal and state rules and  regulations, this Agreement, and the Trust's governing documents.  The Sub-Adviser agrees to provide the Adviser and the Trust with copies of any such agreements intended to be executed on behalf of the Adviser or the Trust, prior to the execution thereof.

          (e) Brokerage.  The Sub-Adviser will place orders pursuant to the Sub-Adviser's investment determinations for a Fund either directly with the issuer or with any broker or dealer; provided, however, that in executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of a Fund the best overall execution available.  In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including without limitation the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.  In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to a Fund and/or other accounts over which the Sub-Adviser may exercise investment discretion.  The Sub-Adviser is authorized, subject to the prior approval of the Board, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any of the Funds that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to a Fund.    In addition to the above stated considerations, the Sub-Adviser will direct brokerage commissions to brokers or dealers to finance the distribution of Trust shares only to the extent permitted by applicable law and regulation.

          (f) Securities Transactions.  In no instance, however, will any Fund's portfolio securities be purchased from or sold to the Adviser, the Sub-Adviser, the Trust's principal underwriter, or any person that the Sub-Adviser has been informed is an affiliated person of either the Trust, the Adviser, the Sub-Adviser or the Trust's principal underwriter, acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act.

The Sub-Adviser, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time.  On at least an annual basis, the Sub-Adviser will comply with the reporting requirements of Rule 17j-1, which may include either (i) certifying to the Adviser that the Sub-Adviser and its Access Persons have complied with the Sub-Adviser's Code of Ethics with respect to the Sub-Adviser Assets, or (ii) identifying any violations which have occurred with respect to the Sub-Adviser Assets and (iii) certifying that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Sub-Adviser's Code of Ethics.  The Sub-Adviser will also submit its Code of Ethics for its initial approval by the Board of Trustees and subsequently within six months of any material change of thereto.

The Sub-Adviser agrees to observe and comply with Rule 206(4)-7 of the Advisers Act and Rule 38a-1 of the Investment Company Act, as the same may be amended from time to time.  On at least an annual basis, the Sub-Adviser will comply with the review requirements of Rule 206(4)-7, which may include either (i) certifying to the Adviser that the Sub-Adviser has complied with the it’s own compliance policies and procedures, (ii) identifying any violations which have occurred with respect to the Sub-Adviser’s compliance policies and procedures and (iii) certifying that it has adopted or amended the policies and procedures to prevent future violations of the Sub-Adviser's compliance policies and procedures.  The Sub-Adviser will also submit its compliance policies and procedures for its initial approval by the Board and subsequently within six months of any material change of thereto.

          (g) Books and Records.  The Sub-Adviser shall maintain separate detailed records of all matters pertaining to the Sub-Adviser Assets, including, without limitation, brokerage and other records of all securities transactions.  Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Sub-Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request.  The Sub-Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

          (h) Information Concerning Sub-Adviser Assets and the Sub-Adviser.  From time to time as the Adviser, and any consultants designated by the Adviser, or the Trust may request, the Sub-Adviser will furnish the requesting party reports on portfolio transactions and reports on Sub-Adviser Assets held in the portfolio, all in such detail as the Adviser, its consultant(s) or the Trust may reasonably request.  The Sub-Adviser also will inform the Adviser in a timely manner of material changes in portfolio managers responsible for Sub-Adviser Assets, any changes in the ownership or management of the Sub-Adviser, or of material changes in the control of the Sub-Adviser.  Upon reasonable request, the Sub-Adviser will make available its officers and employees to meet with the Trust's Board to review the Sub-Adviser Assets.

The Sub-Adviser also will provide such information or perform such additional acts as may be reasonably required for a Fund or the Adviser to comply with their respective obligations under applicable laws, including, without limitation, the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the "Securities Act") and any federal or state securities laws, and any rule or regulation thereunder; provided that such information or acts could not be performed by the applicable Fund, the Adviser or another party without the Fund or the Adviser incurring undue burden or expense.

          (i) Custody Arrangements.  The Sub-Adviser shall on each business day provide the Adviser, its consultant(s), and the Trust's custodian such information as the Adviser, consultant(s) and the Trust's custodian may reasonably request relating to all transactions concerning the Sub-Adviser Assets.

          (j) Historical Performance Information.  To the extent agreed upon by the Parties, the Sub-Adviser will provide the Trust with historical performance information on similarly managed investment companies or for the Short-Term Bond composite to be included in the Prospectus or for any other uses permitted by applicable law.

     3. Independent Contractor.  In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent a Fund, the Trust or the Adviser in any way or otherwise be deemed an agent of a Fund, the Trust or the Adviser.

     4. Expenses.  During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the costs of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or otherwise acquired, or sold or otherwise disposed of for a Fund.  The Sub-Adviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement.  The Trust or the Adviser, as the case may be, shall reimburse the Sub-Adviser for any expenses as may be reasonably incurred by the Sub-Adviser, at the request of and on behalf of a Fund or the Adviser.  The Sub-Adviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.

     5. Compensation.  For the services provided and the expenses assumed with respect to a Fund pursuant to this Agreement, the Sub-Adviser will be entitled to the fee listed for the Fund(s) on Exhibit A.  Such fees will be computed daily and payable in arrears no later than the seventh (7th) business day following the end of each month, from the Trust on behalf of the Fund(s), calculated at an annual rate based on the Sub-Adviser Assets' average daily net assets.

If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days, during which this Agreement is in effect, bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

     6. Representations and Warranties of the Sub-Adviser.  The Sub-Adviser represents and warrants to the Adviser and the Trust as follows:

          (a) The Sub-Adviser is and will remain registered as an investment adviser under the Advisers Act to the extent required thereby;

          (b) The Sub-Adviser is a limited partnership duly organized and validly existing under the laws of the Commonwealth of Massachusetts, with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The Sub Adviser shall notify the Adviser and the Trust of any change in its membership within a reasonable time after such change.

          (d) The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser's powers and have been duly authorized by all necessary action on the part of its General Partner and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance by the Sub-Adviser of this Agreement, and the execution, delivery and performance by the Sub-Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or  regulation, (ii) the Sub-Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser; and

          (e) The Form ADV of the Sub-Adviser previously provided to the Adviser (a copy of which is attached as Exhibit B to this Agreement) is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.  The Sub-Adviser will promptly provide the Adviser and the Trust with a complete copy of all subsequent amendments to its Form ADV.

     7. Representations and Warranties of the Adviser.  The Adviser represents and warrants to the Sub-Adviser and the Trust as follows:

          (a) The Adviser is and will remain registered as an investment adviser under the Advisers Act to the extent required thereby;

          (b) The Adviser is a corporation duly organized and validly existing under the laws of the State of California with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its Board of Directors and the Trust, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, (iii) the Prospectus, (iv) the Trust’s Declaration of Trust or By-Laws or (v) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

          (d) The Form ADV of the Adviser as provided to the Sub-Adviser is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          (e) The Adviser shall promptly provide to the Sub-Adviser a complete copy of each amendment to its Form ADV.

          (f)  The Adviser acknowledges that it received a copy of the Sub-Adviser's Form ADV (a copy of which is attached as Exhibit B) at least forty-eight hours prior to the execution of this Agreement; and

          (g) The Adviser and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Adviser to enter into this Agreement.

     8.  Use of Sub-Adviser’s Name and Logo.  During the term of this Agreement, the Adviser and the Trust shall have the non-exclusive and non-transferable right to use Sub-Adviser’s name and logo in all materials relating to the Funds, including all prospectuses, proxy statements, reports to shareholders, sales literature and other written materials prepared for distribution to shareholders of the Series or the public.  However, prior to distribution of any materials which refers to the Sub-Adviser, the Adviser shall consult with the Sub-Adviser and shall furnish to the Sub-Adviser a copy of such materials.  Sub-Adviser agrees to cooperate with the Adviser and to review such materials promptly.

     9. Use of Adviser’s Name and Logo.  During the term of this Agreement, the Sub-Adviser shall have the non-exclusive and non-transferable right to use Adviser or Funds’ name and logo in marketing materials relating to the Funds or other materials to be distributed to the public.  However, prior to distribution of any materials which refers to the Adviser or Funds, the Sub-Adviser shall consult with the Adviser and shall furnish to the Adviser a copy of such materials.  Adviser agrees to cooperate with the Sub-Adviser and to review such materials promptly.

     10. Survival of Representations and Warranties; Duty to Update Information.  All representations and warranties made by the Sub-Adviser and the Adviser pursuant to Sections 6 and 7, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

     11. Liability and Indemnification.

          (a) Liability.  The duties of the Sub-Adviser shall be confined to those expressly set forth herein, with respect to the Sub-Adviser Assets.  The Sub-Adviser shall not be liable for any loss arising out of any portfolio investment or disposition hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby.

          (b) Indemnification.  The Sub-Adviser shall indemnify the Adviser and its respective affiliates and control persons for any liability and expenses, including reasonable attorneys' fees, which the Adviser and its respective affiliates and controlling persons may sustain as a result of the Sub-Adviser's willful misfeasance, bad faith, negligence, reckless disregard of its duties hereunder or violation of applicable law.  Notwithstanding any other provision in this Agreement, the Sub-Adviser, in addition to its other indemnification obligations hereunder, will indemnify the Adviser and its respective affiliates and controlling persons for any liability and expenses, including reasonable attorneys' fees, to which they may be subjected as a result of their reliance upon and use of the historical performance calculations provided by the Sub-Adviser concerning the Sub-Adviser's composite account data or historical performance information on similarly managed investment companies or accounts, except that the Adviser and its affiliated persons and control persons shall not be indemnified for a loss or expense resulting from their negligence or willful misconduct in using such numbers.  For the avoidance of doubt, the parties agree and acknowledge that the Sub-Adviser shall not be responsible for the determination of whether the use Sub-Adviser’s historical performance calculations in documents prepared and distributed by the Funds, the Adviser or any of their affiliates are consistent with legal or regulatory requirements applicable to use of related past performance calculations, or any losses resulting from such determination or the failure to comply with applicable laws or regulations.

The Adviser shall indemnify the Sub-Adviser, its affiliates and its control persons (who are not shareholders of the Trust), for any liability and expenses, including reasonable attorneys' fees, howsoever arising from, or in connection with, the Adviser's breach of this Agreement or its representations and warranties herein or a violation of applicable law; provided, however, that the Sub-Adviser shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Adviser's willful misfeasance, bad faith, negligence, reckless disregard of its duties hereunder or violation of applicable law.

     12. Duration and Termination.

          (a) Duration.  This Agreement, unless sooner terminated as provided herein, shall remain in effect from the date of execution or, if  later, the date the initial capital to a Fund of the Trust is first provided (the "Effective Date."), until two years from the Effective Date, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not “interested persons” as defined in the 1940 Act of any Party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of each Fund (except as such vote may be unnecessary pursuant to relief granted by an exemptive order from the SEC).  The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

          (b) Termination.  This Agreement may be terminated as to any Fund at any time, without the payment of any penalty by: (1) the vote of a majority of the Trustees of the Trust or by the Adviser, in each case, on not less than 30 days nor more than 60 days written notice to the Sub-Adviser, or (2) by any Party immediately upon written notice to the other Party in the event of a breach of any provision to this Agreement by such other Party, or (3) by the  Sub-Adviser at any time without the payment of any penalty, on not less than 30 days nor more than 60 days written notice to the Adviser and the Trust.

This Agreement shall not be assigned and shall terminate automatically in the event of its assignment, except as provided otherwise by any rule, exemptive relief, or no-action letter provided or pursuant to the 1940 Act, or upon the termination of the Advisory Agreement.  In the event that there is a proposed change in control of the Sub-Adviser which would act to terminate this Agreement, if a vote of shareholders to approve continuation of this Agreement is at that time deemed by counsel to the Trust to be required by the 1940 Act or any rule or regulation thereunder, Sub-Adviser agrees to assume all reasonable costs associated with soliciting shareholders of the appropriate Fund(s) of the Trust, to approve continuation of this Agreement.  Such expenses include the costs of preparation and mailing of a proxy statement, and of soliciting proxies.

This Agreement shall extend to and bind the successors and permitted assigns of the Parties.

     13. Amendment.  This Agreement may be amended by mutual written consent of the Parties, provided that the terms of any material amendment shall be approved by: (a) the Trust's Board of Trustees and (b) the vote of a majority of those Trustees of the Trust who are not “interested persons” as defined in the 1940 Act of any Party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law, and unless otherwise permitted pursuant to exemptive relief granted by the SEC or no-action position granted by the SEC or its staff, by a vote of the majority of a Fund's outstanding voting securities.

     14. Confidentiality.  Subject to the duties of the Adviser, the Trust (and each Fund), and the Sub-Adviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the Parties hereto shall treat as confidential all information pertaining to a Fund and the actions of the Sub-Adviser, the Adviser, the Trust, and a Fund in respect thereof.  In accordance with Section 248.11 of Regulation S-P ( 17 CFR 248.1-248.30), Sub-Adviser will not directly, or indirectly through an affiliate, disclose, except as permitted or require by law, any non-public personal information, as defined in Reg. S-P, received from the Trust or the Adviser, regarding any shareholder, to any person that is not affiliated with the Trust or with Sub-Adviser, and, provided that, any such information disclosed to an affiliate of Sub-Adviser shall be under the same limitations on non-disclosure.

     15. Notice.  Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the Party giving notice to the other Party at the last address furnished by the other Party:

(a) If to the Adviser:

Jeffrey A. Dunham, President

Dunham & Associates Investment Counsel, Inc.

P.O. Box 910309

San Diego, CA 92191

Phone  (619) 308-9700

Facsimile  (619) 308-9707

(b) If to the Sub-Adviser:

Richard F. Woerner

Merganser Capital Management LP

99 High Street, 28th Floor

Boston, MA 02110

Phone (617) 494-1000

Facsimile (617) 528-4824

     16. Governing Law.  This Agreement shall be governed by the internal laws of the State of California, without regard to conflict of law principles; provided, however that nothing herein shall be construed as being inconsistent with the 1940 Act.  Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     17. Entire Agreement.  This Agreement embodies the entire agreement and understanding between the Parties, and supersedes all prior agreements and understandings relating to this Agreement's subject matter.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     18. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     19. Certain Definitions.  For the purposes of this Agreement and except as otherwise provided herein, "interested person," "affiliated person," "affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

     20. Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first written above.

                             ADVISER

                             DUNHAM & ASSOCIATES INVESTMENT COUNSEL, INC

                             By:

/S/ Jeffrey A. Dunham __________________________________

                             Name:

Jeffrey A. Dunham

                             Title:

President

                             SUB-ADVISER

                             MERGANSER CAPITAL MANAGEMENT LP

                             By:

/S/ Edward R. Bedrosian ________________________________

                             Name:

Edward R. Bedrosian

                             Title:

President and Principal

EXHIBIT A TO

SUB-ADVISORY AGREEMENT

BETWEEN

DUNHAM & ASSOCIATES INVESTMENT COUNSEL, INC

AND

MERGANSER CAPITAL MANAGEMENT LP

Effective December 13, 2004, the projected initial offering date of the Funds

(or as instructed by the Adviser)

DUNHAM SHORT-TERM BOND FUND C

Ticker:  DASTX

DUNHAM SHORT-TERM BOND FUND N

Ticker:  DNSTX

FEE SCHEDULE

The compensation rate, calculated using the fee table below, shall be based on the total assets managed for the Dunham Funds as listed above and any other assets managed for the Adviser.  Such rate shall then be applied to the Sub-Adviser Assets.

FEE TABLE

ASSETS

COMPENSATION

The first $50 Million of Assets

25 Basis Points

All Additional Assets

15 Basis Points

***The Sub-Adviser will be paid an annual minimum fee of $75,000 for the total assets managed for the Dunham Funds as listed above and any other assets managed for the Adviser.***

FEE REBATE

For the calendar year 2005, a quarterly rebate of $2,500 will be in effect should the quarterly average Net Asset Value of total assets managed for Adviser exceed $60 million during any or all calendar quarters.  If the $60 million level is exceeded during a calendar quarter, a fee rebate totaling $2,500 will be granted by the Sub-Adviser to the Adviser and will be split between all accounts managed for Adviser on a pro-rata basis.  After 2005, the fee rebate will be terminated.

EXHIBIT B

MERGANSER CAPITAL MANAGEMENT LP

FORM ADV